EX-5

Teachers Insurance                                        CHARLES H. STAMM
and Annuity Association                                   EXECUTIVE VICE
730 Third Avenue/New York, NY 10017-3206                  PRESIDENT AND GENERAL
212 490-9000                                              COUNSEL
                                                          (212) 916-4700




                                 April 27, 2001



Board of Trustees of
Teachers Insurance and Annuity Association
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-1 (the "Registration Statement") of the TIAA Real Estate Account (the "Account") being filed with the Securities and Exchange Commission under the Securities Act of 1933. Interests in the Account are offered through endorsements to certain individual, group and tax-deferred annuity contracts and through income-paying contracts (collectively, the "Contracts") issued by Teachers Insurance and Annuity Association of America ("TIAA").

          I have examined the Charter, Bylaws and other corporate records of TIAA, including TIAA's Plan of Operations for Separate Account Business, and other organizational records of the Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

          1. TIAA is a nonprofit life insurance company duly organized and validly existing under the laws of the State of New York.

          2.   The Account is a "separate account" of TIAA within the meaning of
               Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

          3. The Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, constitute legal, validly issued and binding obligations of TIAA enforceable in accordance with their terms.

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April 27, 2001
Page 2



          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Registration Statement.

                                                     Sincerely,


                                                     /s/ Charles H. Stamm
                                                     Executive Vice President
                                                     and General Counsel